Exhibit 21.1

Subsidiaries of the Registrant

As of June 30, 2008

Subsidiary Name	State / Jurisdiction of Incorporation
6464661 Canada, Inc.	Canada

Abilene Nuclear, LLC	Delaware

ALARIS Medical Luxembourg II S.â.r.l.	Luxembourg

ALARIS Medical I (Suisse), S.â.r.l.	Switzerland

Allegiance (BVI) Holdings Co. Ltd.	British Virgin Islands

Allegiance Corporation	Delaware

Allegiance Healthcare (Labuan) Pte. Ltd.	Malaysia

Allegiance Healthcare Holding B.V.	The Netherlands

Allegiance Healthcare International GmbH	Austria

Allegiance Labuan Holdings Pte. Ltd.	Malaysia

Almus Pharmaceuticals Singapore Pte. Ltd.	Singapore

Almus Pharmaceuticals USA LLC	Delaware

Arclight Systems LLC	Delaware

Aurum Pharmaceuticals Limited	United Kingdom

Beckloff Associates, Inc.	Kansas

Biosigna GmbH Institute fũr Biosignalverarbeitung und Systemanalyse	Germany

Bird Products Corporation	California

Bird Products Ltd.	Japan

Boots Retail Holdings (USA) Inc.	Delaware

C. International, Inc.	Ohio

Cardal II, LLC	Delaware

Cardal, Inc.	Ohio

Cardinal Distribution Holding Corporation – I	Nevada

Cardinal Distribution Holding Corporation – II	Nevada

Cardinal Health 100, Inc.	Indiana

Cardinal Health 104 LP	Ohio

Cardinal Health 105, Inc.	Ohio

Cardinal Health 107, Inc.	Ohio

Cardinal Health 108, Inc.	Tennessee

Cardinal Health 110, Inc.	Delaware

Cardinal Health 111, LLC	Delaware

Cardinal Health 112, LLC	Delaware

Cardinal Health 113, LLC	Wisconsin

Cardinal Health 114, Inc.	Delaware

Cardinal Health 115, LLC	Ohio

Cardinal Health 116, LLC	Delaware

Cardinal Health 2, Inc.	Nevada

Cardinal Health 200, Inc.	Delaware

Cardinal Health 201, Inc.	Delaware

Cardinal Health 202, Inc.	Delaware

Cardinal Health 203, Inc.	Delaware

Cardinal Health 205, Inc.	Indiana

Cardinal Health 206, Inc.	Delaware

Cardinal Health 207, Inc.	Delaware

Cardinal Health 208, Inc.	Delaware

Cardinal Health 209, Inc.	Delaware

Cardinal Health 210, Inc.	Delaware

Cardinal Health 211, Inc.	Delaware

Cardinal Health 212, LLC	Delaware

Cardinal Health 213, LLC	Delaware

Cardinal Health 222 (Thailand) Ltd.	Thailand

Cardinal Health 3, LLC	Delaware

Cardinal Health 302, LLC	Delaware

Cardinal Health 303, Inc.	Delaware

Cardinal Health 304, LLC	Delaware

Cardinal Health 411, Inc.	Ohio

Cardinal Health 414, LLC	Delaware

Cardinal Health 418, Inc.	Delaware

Cardinal Health 421 Limited Partnership	Scotland

Cardinal Health 5, LLC	Delaware

Cardinal Health 6, Inc.	Nevada

Cardinal Health 7, LLC	Delaware

Cardinal Health Australia 200 Pty Ltd	Australia

Cardinal Health Australia Holding Pty Ltd	Australia

Cardinal Health Australia 316 Pty Limited	Australia

Cardinal Health Austria 201 GmbH	Austria

Cardinal Health Belgium 202 S.P.R.L.	Belgium

Cardinal Health (Bermuda) 224 Ltd.	Bermuda

Cardinal Health Brasil 231 Servicos e Comércio de Produtos Médicos Ltda.	Brazil

Cardinal Health Canada 204, Inc.	Canada

Cardinal Health Canada 301, Inc.	Canada

Cardinal Health Canada 302, Inc.	Canada

Cardinal Health Canada 307 ULC	Canada

Cardinal Health Capital Corporation	Ohio

Cardinal Health Cardiology Solutions, LLC	Delaware

Cardinal Health Corporate Solutions, LLC	Nevada

Cardinal Health D.R. 203 Ltd.	Bermuda

Cardinal Health Espana 308 S.L.	Spain

Cardinal Health Europe IT GmbH	Germany

Cardinal Health Finance	United Kingdom

Cardinal Health France 205 S.A.S.	France

Cardinal Health France 309 S.A.S.	France

Cardinal Health Funding, LLC	Nevada

Cardinal Health Germany 206 GmbH	Germany

Cardinal Health Germany 234 GmbH	Germany

Cardinal Health Germany 318 GmbH	Germany

Cardinal Health Holding International, Inc.	New Jersey

Cardinal Health Hong Kong Limited	China

Cardinal Health India Private Limited	India

Cardinal Health IPS, LLC	Delaware

Cardinal Health Ireland 234 Limited	Ireland

Cardinal Health Ireland 241 Limited	Ireland

Cardinal Health Ireland 406 Ltd.	Ireland

Cardinal Health Ireland 419 Limited	Ireland

Cardinal Health Italy 208 S.r.l.	Italy

Cardinal Health Italy 237 S.p.A.	Italy

Cardinal Health Italy 311 S.r.l.	Italy

Cardinal Health Italy 312 S.p.A.	Italy

Cardinal Health Japan 228 K.K.	Japan

Cardinal Health Lease Funding 2004A, LLC	Delaware

Cardinal Health Lease Funding 2004AQ, LLC	Delaware

Cardinal Health Luxembourg 420 S.â.r.l.	Luxembourg

Cardinal Health Malaysia 211 Sdn. Bhd.	Malaysia

Cardinal Health Malta 212 Limited	Malta

Cardinal Health Manufacturing, LLC	Delaware

Cardinal Health Mauritius Holding 226 Ltd.	Mauritius

Cardinal Health Mexico 213 S.A. de C.V.	Mexico

Cardinal Health MPB, Inc.	Missouri

Cardinal Health N.Z. 217 Limited	New Zealand

Cardinal Health Napoleon Holding, LLC	Delaware

Cardinal Health New Zealand 313 Limited	New Zealand

Cardinal Health Netherlands 214 B.V.	The Netherlands

Cardinal Health Netherlands 238 B.V.	Germany

Cardinal Health Netherlands 310 B.V.	The Netherlands

Cardinal Health Netherlands Financing C.V.	The Netherlands

Cardinal Health Netherlands Holding B.V.	The Netherlands

Cardinal Health Norway 315 A/S	Norway

Cardinal Health P.R. 218, Inc.	Puerto Rico

Cardinal Health P.R. 227, Inc.	Puerto Rico

Cardinal Health P.R. 409 B.V.	The Netherlands

Cardinal Health P.R. 436, Inc.	Puerto Rico

Cardinal Health Pharmaceutical Contracting, LLC	Delaware

Cardinal Health Resources, LLC	Delaware

Cardinal Health (Shanghai) Commercial and Trading Co. Ltd.	China

Cardinal Health S.A. 319 (Proprietary) Limited	South Africa

Cardinal Health Singapore 225 Pte. Ltd.	Singapore

Cardinal Health Singapore 423 Pte. Ltd.	Singapore

Cardinal Health Solutions, Inc.	Delaware

Cardinal Health Spain 219 S.L.	Spain

Cardinal Health Spain 239 S.A.	Spain

Cardinal Health Sweden 220 AB	Sweden

Cardinal Health Sweden 314 AB	Sweden

Cardinal Health Switzerland 221 GmbH	Switzerland

Cardinal Health Switzerland 317 Sarl	Switzerland

Cardinal Health Systems, Inc.	Ohio

Cardinal Health Technologies Switzerland GmbH	Switzerland

Cardinal Health Technologies, LLC	Nevada

Cardinal Health Trading (Shanghai) Co. Ltd.	China

Cardinal Health U.K. 100 Limited	United Kingdom

Cardinal Health U.K. 101 Limited	United Kingdom

Cardinal Health U.K. 102 Limited	United Kingdom

Cardinal Health U.K. 103 Limited	United Kingdom

Cardinal Health U.K. 104 Limited	United Kingdom

Cardinal Health U.K. 105 Limited	United Kingdom

Cardinal Health U.K. 106 Limited	United Kingdom

Cardinal Health U.K. 223 Limited	United Kingdom

Cardinal Health U.K. 232 Limited	United Kingdom

Cardinal Health U.K. 305 Limited	United Kingdom

Cardinal Health U.K. 306 Limited	United Kingdom

Cardinal Health U.K. 418 Limited	United Kingdom

Cardinal Health U.K. 432 Limited	United Kingdom

Cardinal Health U.K. 433 Limited	United Kingdom

Cardinal Health U.K. 434 Limited	United Kingdom

Cardinal Health U.K. Holding Limited	United Kingdom

Cardinal Health U.K. International Holding LLP	United Kingdom

Care Fusion Development Private Limited	India

CCB, Inc.	Iowa

Centralia Pharmacy, Inc.	Iowa

Cirpro de Delicias S.A. de C.V.	Mexico

Convertors de Mexico S.A. de C.V.	Mexico

CR Medicap, Inc.	Iowa

Cytokine Pharmasciences	Delaware

Daniels Pharmaceuticals Limited	United Kingdom

Desert PET, LLC	California

DuQuoin Pharmacy, Inc.	Iowa

Dutch American Manufacturers (D.A.M.) B.V.	The Netherlands

East Iowa Pharmacies, Inc.	Iowa

Eldon Laboratories Limited	United Kingdom

Ellipticare, LLC	Delaware

E.M.E. Ltd.	United Kingdom

EME Medical Inc.	Delaware

EME Medical Ltd.	United Kingdom

Enturia Canada, ULC	Canada

Enturia de Mexico S. de R.L. de C.V.	Mexico

Enturia Limited	United Kingdom

Enturican, Inc.	Kansas

EPIC Insurance Company	Vermont

Erich Jaeger UK Limited	United Kingdom

European Pharmaceuticals Group Ltd.	United Kingdom

Grand Avenue Pharmacy, Inc.	Missouri

Griffin Capital, LLC	Nevada

Homecare (North-West) Limited	United Kingdom

Impharm Nationwide Limited	United Kingdom

Inland Empire Regional PET Center, LLC	California

InteCardia-Tennessee East Catheterization, LLC	North Carolina

InteCardia-Tennessee East Diagnostic, LLC	North Carolina

Intercare Holdings Limited	United Kingdom

Intercare Investments Limited	United Kingdom

Intercare Properties Plc.	United Kingdom

Iowa Falls Pharmacy, Inc.	Iowa

IVAC Overseas Holdings L.P.	Delaware

JRG, Ltd.	Iowa

Killilea Development Company, Ltd.	Ohio

Lake Charles Pharmaceutical and Medical Equipment Supply Company, L.L.C.	Louisiana

Leader Drugstores, Inc.	Delaware

Macarthy Group Trustees Limited	United Kingdom

Macarthy Limited	United Kingdom

Macarthy’s Laboratories Limited	United Kingdom

Martindale Pharmaceuticals Limited	United Kingdom

Medicap Pharmacies Incorporated	Iowa

Medicine Shoppe Capital Corporation	Nevada

Medicine Shoppe International, Inc.	Delaware

Medicine Shoppe Internet, Inc.	Missouri

MicroGas Limited	United Kingdom

MicroMedical Deutschland GmbH	Germany

Midland Pharmacies, Inc.	Iowa

MRI Equipment Partners, Ltd.	Texas

Multipharm Limited	United Kingdom

Nationwide Ostomy Supplies Limited	United Kingdom

NewHealthCo LLC	Delaware

Nicolet Biomedical Japan Inc.	Japan

Nitric Biotherapeutics, Inc.	Delaware

One Cloverleaf, LLC	Delaware

Owen Shared Services, Inc.	Texas

Parmed Pharmaceuticals, Inc.	Delaware

Pharmaceutical and Diagnostic Services, Inc.	Utah

Pharmacy Operations of New York, Inc.	New York

Pharmacy Operations, Inc.	Delaware

Physicians Purchasing, Inc.	Nevada

Pinnacle Intellectual Property Services International, Inc.	Nevada

Pinnacle Intellectual Property Services, Inc.	Nevada

Productos Urologos de Mexico S.A. de C.V.	Mexico

Quiroproductos de Cuauhtemoc S.A. de C.V.	Mexico

Ransdell Surgical, Inc.	Kentucky

RPB Pharma S.A.	France

RxealTIME, Inc.	Nevada

SciMed Ltd.	United Kingdom

SensorMedics Corporation	California

SensorMedics GmbH	Germany

Sierra Radiopharmacy, LLC	Nevada

Simolo (GL) Limited	United Kingdom

Sistemas Médicos ALARIS, S.A. de C.V.	Mexico

Source Medical Corporation	Canada

SpecialtyScripts, LLC	Massachusetts

SRx, Inc.	Iowa

Summit Technologies, Inc.	Canada

Supplyline Technologies Limited	Ireland

Synchromed Ltd.	United Kingdom

Synchrony Ltd.	United Kingdom

Tecomet, Inc.	Massachusetts

Toledo Pharmacy Co.	Iowa

VIASYS Healthcare Island ehf	Iceland

VIASYS Healthcare S.A.R.L.	France

VIASYS Healthcare UK Limited	United Kingdom

VIASYS Holdings Inc.	Delaware

VIASYS NeuroCare France SAS	France

VIASYS Polymer Products LLC	Delaware

Virginia Imaging Center, LLC	Virginia

Vubiq Inc.	Nevada

West Texas Nuclear Pharmacy Partners	Texas

Wholesale (PI) Limited	United Kingdom

Yorkshire Pharmacy, Inc.	Iowa